Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2003, with respect to the consolidated financial statements and schedules of Concerto Software, Inc. and subsidiaries for the year ended December 31, 2002, included in its Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

ERNST & YOUNG LLP

Boston, Massachusetts

May 21, 2003